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                              NEWMONT GOLD COMPANY

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION
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                 NEWMONT GOLD COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                 FIRST: That the Board of Directors of said corporation, by the vote of a majority of a quorum of its members at a duly called meeting, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                 Article FOURTH of the Certificate of Incorporation of Newmont Gold Company shall be amended by deleting the current Article FOURTH in its entirety and replacing it with the following Article FOURTH:

"FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is Two Hundred and Fifty-Five Million (255,000,000) of which Five Million (5,000,000) shares shall be Preferred Stock (hereinafter called "Preferred Stock") of the par value of Five Dollars ($5.00) per share and Two Hundred and Fifty Million (250,000,000) shares shall be Common Stock (hereinafter called "Common Stock") of the par value of One Cent ($0.01) per share.

                 The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Company
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which are fixed by this Certificate of Incorporation, and the express grant of authority to the Board of Directors of the Company to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock which are not fixed by this Certificate of Incorporation, are as follows:

                 1. Shares of Preferred Stock may be issued from time to time in one or more series as in this Article FOURTH provided. All shares of Preferred Stock shall be of equal rank and shall be identical in all respects, except in respect of the particulars fixed by the Board of Directors for series of the Preferred Stock as permitted by the provisions of this Article FOURTH. Each series of Preferred Stock shall be distinctively designated and all shares of any one series of Preferred Stock shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon shall be cumulative.

                 2. Authority is hereby expressly granted to the Board of Directors, by resolution or resolutions, from time to time to create and provide for the issuance of series of the Preferred Stock and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the creation and issue of shares of such series the following provisions of the shares of such series, so far as not inconsistent with the provisions of this Article FOURTH applicable to all series of Preferred Stock:

                 (a) The designation of such series and the number of shares which shall constitute such series;

                 (b) The dividend rate per annum, if any, at which holders of shares of such series shall be entitled to receive dividends, whether or not dividends on the shares of such series shall be cumulative, the times at which and the quarterly dividend periods for which dividends on such series shall be paid, the date or dates, if any, from which dividends shall be cumulative and the other conditions, if any, on which such dividends shall be paid;

                 (c) The time or times, if any, at which the shares of such series shall be subject to redemption, in whole or in part, the price or prices to which holders of shares of such series shall be entitled upon such redemption, and the other terms and conditions, if any, on which shares of such series may be so redeemed;



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                 (d)  The amount or amounts and the other rights, if any, to which the holders of shares of such series shall be entitled upon the dissolution, liquidation or winding up of the affairs of the Company or upon any other distribution of the assets of the Company;

                 (e) The sinking fund or purchase fund provisions, if any, for the redemption or purchase of shares of such series and, if any such fund is so provided for the benefit of such shares, the amount of such fund and the manner of its application;

                 (f) The extent of the voting powers, if any, of the shares of such series;

                 (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof, of the Company and, if so convertible or exchangeable, the conversion or exchange price or prices or rate or rates, the adjustments thereof and the other terms and conditions, if any, on which shares shall be so convertible or exchangeable; and

                 (h) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of shares of such series as are not fixed and determined in this Article FOURTH.

                 3. The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, applicable to the Preferred Stock of all series are as follows:

                 (a) Out of the funds of the Company legally available for dividends, the holders of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, cash dividends at such rate, and no more, and payable at such times and for such quarterly dividend periods as shall be fixed for such series by the Board of Directors as herein permitted. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent fixed by resolution of the Board of Directors. Accumulations of dividends, if any, shall not bear interest.

                 No such dividend shall be paid or declared and set apart for payment on any share of Preferred Stock for any quarterly dividend period unless a dividend for the same quarterly dividend period, and all past quarterly dividend periods, if any, ending within such quarterly divided period ratably in proportion to the respective annual dividend rates fixed therefor, shall be or have been paid or declared and set apart for payment on all shares of Preferred Stock of all series





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         then outstanding and entitled to receive dividends for such quarterly dividend period or for any past quarterly dividend period, if any, ending within such quarterly dividend period.

                 In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend, other than a dividend payable in shares of Common Stock or any other class of stock ranking junior to the Preferred Stock as to the distribution of assets and the payment of dividends (the Common Stock, and any such other class of stock being hereinafter sometimes referred to as "junior stock"), be declared or paid upon, nor shall any distribution be made upon, any junior stock, nor shall any shares of junior stock be purchased or redeemed by the Company other than in exchange for junior stock, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any junior stock, unless in each instance dividends on all outstanding shares of the Preferred Stock for all past dividend periods shall have been paid and the dividend on all outstanding shares of the Preferred Stock for the then applicable current quarterly dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart.

                 (b) The Company, at its election expressed by resolution of the Board of Directors, may redeem the shares of any series of the Preferred Stock at such time or times, at such price or prices and on such other terms and conditions (not inconsistent with the provisions of this subparagraph (b)) as are fixed for such series by the Board of Directors as permitted herein plus, in each case, an amount equal to all dividends accrued and unpaid on such series of Preferred Stock to and including the date fixed for redemption (the total sum so payable per share on any such redemption being hereinafter called the "Redemption Price" and the date fixed for redemption being hereinafter called the "Redemption Date"). If as permitted by the terms fixed for such series by the Board of Directors, less than all outstanding shares of any series of Preferred Stock are to be redeemed, the shares of said series to be redeemed shall be chosen by lot or pro rata in such equitable manner as the Board of Directors may determine.

                 Notice of every such redemption shall be mailed not less than 30 nor more than 90 days in advance of the Redemption Date to the holders of record of the shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Company.

                 From and after the Redemption Date (unless the Company shall default in paying or providing the funds necessary for the payment of the Redemption





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         Price of the shares so called for redemption) the right to receive dividends on all shares of Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of the shares of Preferred Stock so called for redemption shall forthwith, after the Redemption Date, cease and terminate, excepting only the right of such holders to receive the Redemption Price for such shares but without interest, and such shares shall no longer be deemed outstanding. Any funds so set aside by the Company and unclaimed at the end of six years from the Redemption Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the Company for payment of the Redemption Price.

                 If, on or after the giving of notice of redemption but before the Redemption Date, the Company shall deposit with any bank or trust company doing business in the Borough of Manhattan, City of New York, New York, having capital and surplus of at least $10,000,000, in trust to be applied to the redemption of the shares of Preferred Stock so called for redemption, the funds necessary for such redemption, then all rights of the holders of the shares of Preferred Stock so called for redemption shall forthwith, after the date of such deposit, cease and terminate (excepting only the right of such holders to receive the Redemption Price therefor but without interest and the right to exercise any conversion privilege not theretofore expired), and such shares shall not, after the date of such deposit, be deemed outstanding. Any funds so deposited which shall not be required for such redemption because of the exercise of any such right of conversion subsequent to the making of such deposit shall be returned to the Company. In case the holders of shares of Preferred Stock so called for redemption shall not, at the end of six years from the Redemption Date, have claimed any funds so deposited, such bank or trust company shall upon the request of the Company pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the Redemption Price.

                 Any interest accrued on funds set aside or deposited for purposes of redemption as above provided shall be paid to the Company from time to time.

                 Shares of any series of Preferred Stock which have been redeemed, retired or purchased by the Company (whether through the operation of a sinking fund or purchase fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of the Company of any other class or classes, shall, upon appropriate filing and





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         recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock.

                 (c) In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount in cash for each share equal to the amount payable on such share in such event provided for by the Board of Directors as permitted herein for the series of Preferred Stock of which such share is a part plus, in each case, an amount equal to all dividends accrued and unpaid on such share up to the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock.

                 If upon any such liquidation, dissolution or winding up of the Company its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock of all series are entitled as above provided, the entire remaining net assets of the Company shall be distributed among the holders of Preferred Stock of all series in amounts proportionate to the full amounts to which they are respectively so entitled.

                 Neither the merger nor consolidation of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall deemed to be voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company within the meaning of this subparagraph
         (c).

                 4. (a) Except for such voting powers as may be granted to the holders of Preferred Stock by law, subparagraph (b) of this paragraph 4, or as may be granted to the holders of any one or more series of Preferred Stock by the Board of Directors in accordance with paragraph 2(f) of this Article FOURTH, voting power shall be vested exclusively in the Common Stock. At every meeting of the stockholders of the Company, every holder of Common Stock entitled to vote shall be entitled to one vote for each share of Common Stock registered in his name on the books of the Company and, except as otherwise herein or by law provided, the Common Stock and Preferred Stock of the Company (and any other capital stock of the Company at the time entitled thereto), shall vote together as a class.

                 (b) At any time when six (6) quarterly dividends on any one or more series of Preferred Stock entitled to receive cumulative dividends shall be in default, the holders of all such cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders or special meeting held in place thereof at which time the number of directors constituting





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the Board of Directors shall be increased by two, voting as a class, whether or not the holders thereof shall otherwise be entitled to vote, to the exclusion of the holders of Common Stock and the holders of any series of non-cumulative Preferred Stock, to vote for and elect two members of the Board of Directors of the Company to fill such newly-created directorships. At any time when six (6) quarterly dividends on any one or more series of non-cumulative Preferred Stock shall be in default, the holders of all such non-cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders or special meeting held in place thereof at which time the number of directors constituting the Board of Directors shall be increased by two, voting as a class, whether or not the holders thereof shall otherwise be entitled to vote, to the exclusion of the holders of Common Stock and the holders of any series of cumulative Preferred Stock, to vote for and elect two members of the Board of Directors of the Company to fill such newly-created directorships. All rights of all series of Preferred Stock to participate in the election of directors pursuant to this subparagraph 4(b) shall continue in effect, in the case of all series of Preferred Stock entitled to receive cumulative dividends, until cumulative dividends have been paid in full or set apart for payment on each cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders, or special meeting held in place thereof, or, in the case of all series of non-cumulative Preferred Stock, until non-cumulative dividends have been paid in full or set apart for payment for four consecutive quarterly dividend periods on each non-cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders or special meeting held in place thereof. Whenever the holders of the Preferred Stock shall be divested of such voting right hereinabove provided, the directors so elected by the Preferred Stock shall thereupon cease to be directors of the Company and thereupon the number of directors shall be reduced by two or four, as the case may be. Directors elected by the holders of any one or more series of stock voting separately as a class, may be removed only by a majority vote of such series, voting separately as a class, so long as the voting power of such series shall continue. Subject to the voting rights, if any, of any other series of Preferred Stock, the holders of the Common Stock, voting as a class, to the exclusion of the holders of such series so entitled to vote for and elect members of the Board of Directors pursuant to this subparagraph 4(b) shall be entitled to vote for and elect the balance of the Board of Directors. Each stockholder entitled to vote at any particular time in accordance with the foregoing provisions shall not have more than one vote for each share of stock held of record by him at the time entitled to voting rights.

                 (c) Subject to the provisions of this Article FOURTH and any further provisions prescribed in accordance herewith, and after making such provisions, if any, as the Board of Directors may deem advisable for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors, in their





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discretion, may deem necessary or advisable and in the best interests of the
Company, then, and not otherwise, the holders of the junior stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

                 (d) In the event of any liquidation, dissolution or winding up of the affairs of the Company, if the holders of all series of the Preferred Stock shall have received all the amounts to which they shall be entitled in such event in accordance with the provisions of this Article FOURTH and any further provisions prescribed in accordance herewith, the holders of the junior stock shall be entitled, to the exclusion of the holders of the Preferred Stock of all series, to share in all the remaining assets of the Company available for distribution to the stockholders.

                 5. Except as may be provided in the provisions fixed by the Board of Directors for any series of Preferred Stock, the number of authorized shares of any class of stock of the Company may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote.

                 SECOND: That the stockholders of said corporation, by the vote of a majority of a quorum of the stockholders at a duly called special meeting, have approved said amendment in accordance with the provisions of
Section 216 of the General Corporation Law of the State of Delaware.

                 THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware.





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                 IN WITNESS WHEREOF, the undersigned have executed this
Certificate of Amendment effective as of March 18, 1994.



                                                   /s/ T. Peter Philip
                                                   T. Peter Philip
                                                   President



                                                   /s/ Timothy J. Schmitt
                                                   Timothy J. Schmitt
                                                   Vice President and Secretary





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